   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                                                  Exhibit 10.18

                                     TELERATE
                            OPTIONAL SERVICE DELIVERY
                                    AGREEMENT

                  THIS AGREEMENT, dated as of January 1, 1992, between TELERATE SYSTEMS INCORPORATED, a New York corporation with offices at One World Financial Center, New York, New York 10281 ("Telerate"), and McCARTHY CRISANTI & MAFFEI, INC., a New York corporation with offices at 71 Broadway, New York, New York 10006 ("Source").

                                  INTRODUCTION

                  Telerate gathers from a multitude of sources prices, rates and other data regarding the markets for, among other things, government securities, equities, bonds, money market instruments, commodities and foreign currency, as well as news, commentary and other information relevant to such markets, and compiles such data and information in a dynamically updated computer database (the "Information Base"). Telerate makes all or selected parts of the Information Base available to subscribers to its several services (the "Telerate Services"). Pursuant to an agreement with Source dated March 24, 1986, Telerate has been making several of Source's financial information and advisory services available to subscribers to the Telerate Services who also subscribe to Source's services. Now, the parties wish to terminate their existing agreement and replace it with the terms and conditions contained herein.

1.       Agency; Limited Exclusivity; New Source Services.

         (a) Agency.

                  (i) Appointment. Source hereby appoints Telerate, and Telerate hereby agrees to serve as, an agent of Source for the term set forth in Section 8 for the purpose of distributing the services listed and described in Exhibit A (the "Source Services") worldwide to Telerate Subscribers, as defined below, who also subscribe to the Source Services ("Source Subscribers"), all in accordance with the terms and conditions hereof. "Telerate Subscribers" shall mean those persons or entities authorized by Telerate to access all or part of the information and services contained in the Telerate Services through which one or more of the Source Services are made available. Notwithstanding the foregoing, Source shall have the right to direct Telerate in writing to not deliver the Source Services to any Telerate Subscriber that competes directly with Source in the business of providing financial information and advisory services.

                  (ii) No Implied Duties. The parties agree that Telerate's duties as agent of Source shall be limited to those expressly set forth in this Agreement. Telerate shall not be deemed to be a fiduciary of Source and shall not have any implied duties that might otherwise be imposed upon an agent of Source.

         (b) Limited Exclusivity.

                  (i) Scope. Except as otherwise provided in this clause (i) or pursuant to the provisions of clause (ii) of this subsection (b), Source agrees that during the term of this Agreement Source will not itself distribute, nor permit any other party to distribute, any Source Service or any other service substantially similar to any Source Service anywhere in the world. Notwithstanding the foregoing, Source may continue to permit the Financial Information Services Division of Automatic Data Processing and Quotron Systems, Inc. to distribute Money Watch and Corporate Watch pursuant to the agreements Source has with such parties, but only through the end of the current terms thereof, which expire on February 15, 1993 and December 15, 1993, respectively. If either such contract is renewed or otherwise extended beyond its expiration date, Source shall be deemed to have exercised its option under clause (ii) of this Section 1(b). Notwithstanding any provision in this Agreement that may be to the contrary, Source shall have the right to itself distribute the Source Services to markets that Telerate and Source agree Telerate does not serve.

                  (ii) Source's Option. Source shall have the option, exercisable by giving ninety (90) days prior written notice (the "Option Notice") to Telerate at any time during the term of this Agreement, to itself distribute or to permit a third party to distribute one or more of the Source Services or services substantially similar thereto. Source, for whatever and any reason and without any penalty, may revoke the Option Notice by sending written notice of such revocation to Telerate at any time prior to the expiration of forty-five (45) days after the date the Option Notice was given.

         (c) New Source Services. Source hereby grants to Telerate an option to distribute any electronically distributed information or advisory service hereafter published by Source that is not listed in Exhibit A or that is not substantially similar to any service listed therein (a "New Source Service"). The terms and procedures controlling this option are set forth in Exhibit B. If Telerate elects to exercise its option under this subsection (c) with respect to a New Source Service, such New Source Service shall fall within the definition of Source Service under this Agreement, and the distribution of such New Source Service shall be subject to the terms and conditions set forth in this Agreement.

2.       Inputting; Accessibility; Display; Accuracy; Content Changes.

         (a) Inputting and Use of Services.

                  (i) Generally. Source shall input the Source Services into the Information Base by means of one or more of the standard Telerate Service terminals and the ESIP lines listed in Exhibit C. Telerate shall provide subscriptions to the "basic" portion of the Telerate Services through the terminals listed in Exhibit C for no charge other than installation and communications charges, certain specified printer and monitor charges, and charges levied by parties other than Telerate. Telerate shall also provide one subscription to the Telerate Digital Page Feed ("TDPF") on the terms described herein and in Exhibit C. Telerate may deny Source access to any information ordinarily distributed as part of the "basic" portion of the Telerate Services if requested to do so by the provider of such information. Source may not access "optional" services available through such Telerate Services without the written approval of Telerate and/or the providers of such optional services. Except as otherwise provided herein, Source's use of any of the Telerate Services shall be subject to the terms and conditions of the then-current version of the applicable Telerate Service Agreement.

                  (ii) Use of Other Party's Proprietary Services. Notwithstanding any provision of clause (i) that may be to the contrary, Telerate shall have the right to deny access to information generated by Telerate or any of its affiliates; provided that Telerate may exercise such right with respect to any news service generated by Telerate or any of its affiliates only in circumstances where Source uses such service in a way that competes with the sale of such service by Telerate or any of its affiliates. Telerate shall have the right to access the Source Services; provided that Source shall have the right to deny Telerate access to any Source Service in circumstances where Telerate uses such service in a way that competes with the sale of such service by Source or any of its affiliates. A party desiring to exercise its right under this clause (ii) must notify the other party in writing at least thirty (30) days prior to the desired termination date and state the action by the other party that gave rise to the termination right. If the party receiving notification ceases such action prior to the desired termination date, the notifying party may not deny the other party access to its service on the basis of such cured action. The rights specified in this clause (ii) shall be in addition to, and not in limitation of, any other remedies the parties may have.

         (b) Accessibility of Source Services. Source acknowledges that certain of the Telerate Services, such as Telerate TeleTrac(R), do not afford access to all information in the Information Base and that, as of the date hereof, not all of the Source Services are available on all Telerate Services. Telerate will attempt to make the Source Services available through the various Telerate Services whenever Telerate determines it is commercially practical to do so. Distribution by Telerate of a Source Service that is first made available through a Telerate Service after the date hereof pursuant to the terms of this subsection (b) shall be subject to the terms of this Agreement.

         (c) Accuracy of Information. Source shall use commercially reasonable efforts to (i) insure that the information in the Source Services is accurate, complete and current, and (ii) correct inaccuracies, errors or defects in such information promptly after discovery. Source shall monitor such information as it is distributed through the Telerate Services and promptly shall inform Telerate of any inaccuracies, errors or defects therein.

         (d) Change in Nature. No substantial change in the nature of any Source Service may be made without the prior written consent of Telerate, which consent shall not be unreasonably withheld or delayed.

3.       Promotion and Marketing.

         (a) Efforts and Materials.

                  (i) Exclusive. Source and Telerate shall each exercise commercially reasonable efforts to market and promote subscriptions to the Source Services to be accessed through the Telerate Services. From time to time during the term of this Agreement, but no less frequently than once a calendar quarter, Telerate shall profile or otherwise promote the Source Services on the Telerate Services or in promotional materials.

                  (ii) Non-Exclusive. Notwithstanding the provisions of subsection (i), if Source exercises its option under Section 1(b)(ii), Telerate's sole obligations with respect to marketing and promoting subscriptions to the Source Services shall be to make periodic announcements on the Telerate Services about the Source Services and to list the Source Services in Telerate's optional service brochures as optional services available through the Telerate Services.

                  (iii) Materials. Neither party shall publish or distribute any advertising or promotional material regarding the availability of the Source Services through the Telerate Services without the prior written consent of the other, which consent shall not be unreasonably withheld. If the receiving party has not notified the sending party of its disapproval of sample materials within twenty (20) days after its receipt thereof, such materials shall be deemed approved. Materials substantially similar to materials approved on an earlier occasion shall also be deemed approved. Materials being sent to the other party for approval pursuant to this subsection (a) shall be directed to the person(s) designated in Exhibit D hereto.

         (b) Subscriber List. To facilitate Source's promotional efforts, Telerate shall provide to Source on a quarterly basis the list of Telerate Subscribers located in the United States and Canada. Each month Telerate shall also provide Source with the list of those persons and entities located in the United States and Canada who became new Telerate Subscribers during such month. In addition, Telerate shall furnish to Source, from time to time, the list of Telerate Subscribers located outside the United States and Canada promptly after it receives at headquarters the information necessary to develop such list. And, so long as Source has not exercised its option under Section 1(b)(ii), Telerate shall share with Source information Telerate has with regard to renewal dates for subscriptions to the Source Services. Source agrees to keep such lists and renewal information strictly confidential and to use them solely to solicit subscriptions to the Source Services to be accessed through the Telerate Services. Source agrees to honor requests from Telerate Subscribers not to send unsolicited mail to them or make unsolicited calls on them.

         (c) Authorized Distributors. Source acknowledges that Telerate utilizes authorized distributors, which may or may not be affiliated with Telerate, to distribute the Telerate Services ("Authorized Distributors"). Source agrees to allow the Source Services to be distributed by the Authorized Distributors subject to the terms and conditions hereof (except where prohibited by law or limited by local business practices), and Telerate agrees to use commercially reasonable efforts to persuade the Authorized Distributors to distribute the Source Services.
         (d) Demonstration Periods. Source agrees that, if Telerate deems it advisable for promotional or marketing purposes, Telerate may, subject to the terms contained in the last sentence of Section 1(a)(i), make one or more of the Source Services available free of charge to Telerate Subscribers for up to thirty (30) days. The preceding provision shall not be deemed to increase Telerate's obligations to market and promote subscriptions to the Source Services set forth in subsection (a) of this Section 3.

4.       Fees; Service Agreements.

         (a) Billing; Fees. Source shall bill Source Subscribers in the United States (Canada, Mexico, Central America and South America) (the "Americas Region") on a regular basis for subscriptions to the Source Services. Telerate shall bill Source Subscribers outside the Americas Region on a regular basis for subscriptions to all Source Services. Fees for subscriptions to the Source Services shall be determined by Source. Source agrees that it will make changes in published subscription fees to the Source Services only once per year, which shall be effective anywhere other than Japan on January 1 and in Japan on April 1, and will give Telerate no less than one hundred twenty (120) days' prior written notice of any such change. If Source exercises its option under Section 1(b)(ii), Source agrees that it will not charge Source Subscribers any more money for their subscriptions to the Source Services than it will charge any subscribers to the Source Services or services substantially similar thereto that receive such services by means other than through Telerate. The parties agree that the billing party may terminate distribution of the Source Services to Source Subscribers that are severely in arrears in paying their subscription fees. Source Subscribers shall be deemed severely in arrears for purposes hereof when they become six months behind in payments.

         (b) Telerate Service Agreements. In those jurisdictions where Telerate or an Authorized Distributor is billing Source Subscribers for their use of the Source Services, Telerate or the applicable Authorized Distributor shall provide the applicable Telerate Service Agreement to each New Source Subscriber (as defined below) and shall not grant any New Source Subscriber access to any Source Service (except on a trial basis) until it has obtained an executed copy of the applicable Telerate Service Agreement from such subscriber. For purposes of this Agreement, the term "New Source Subscriber" shall mean a person or entity who becomes, with respect to the Telerate Service through which such person or entity accesses one or more of the Source Services, a new Telerate Subscriber after the date of execution of this Agreement. Telerate Service Agreements provided to New Source Subscribers shall disclaim, for the benefit of optional service providers including Source (as well as for Telerate), all liability for errors or omissions contained in the applicable Telerate Service. Copies of representative Telerate Service Agreements currently being used are available upon request Telerate shall provide Source with a copy of material amendments to previously requested Telerate Service Agreements within ten (10) days after such amendments are implemented. Source shall not make any statement regarding any Telerate Service that is contradictory or inconsistent with the then-current version of the applicable Telerate Service Agreement.

         (c) Source's Service Agreement. In jurisdictions in which Source is billing Source Subscribers for their use of the Source Services, Source may provide the Source Services via a written or oral service Agreement. A copy of the Service Agreement that Source initially will use in jurisdictions where it will bill Source Subscribers for their use of the Source Services is attached as Exhibit E.

   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


5.       Division of Charges.

         (a) Telerate's Fee.

                  (i) Exclusive. Except as provided in clause (ii) below or in subsection (b) of this Section 5, Telerate shall be entitled to a ************ ********** of the amounts received from Source Subscribers (excluding all sales or other similar taxes) by Source and by Telerate (or by Authorized Distributors) in respect of subscriptions to the Source Services ("Subscription Receipts"). All fees due Authorized Distributors in respect of their distribution of the Source Services shall be paid out of Telerate's fee.

                  (ii) Non-Exclusive. If Source exercises its option under
Section 1(b)(ii) with respect to any one or more of the Source Services (and has not revoked such notice pursuant to the terms of such section), Telerate shall be entitled to, in lieu of the payments prescribed in clause (i), ********** of the Subscription Receipts relating to all Source Services. Telerate agrees to entertain proposals by Source to exercise its option under Section 1(b)(ii) with respect to less than all Source Services and to increase Telerate's share of Subscriber Receipts pursuant to this clause (ii) only with respect to those Source Services as to which Source desires to exercise such option. Source acknowledges that Telerate shall be under no obligation to accept any such proposal. Any increase in Telerate's share of Subscriber Receipts pursuant to Source's exercise of its option under this clause (ii) shall be effective as of the end of the notice period for the Option Notice.

                  (iii) Adjustments. Each party acknowledges that they each make initial calculations and payments of amounts due the other based on the amounts they bill to Source Subscribers in respect of the Source Services, and accordingly there may be post-payment adjustments to amounts remitted to the other pursuant to this Section 5 to reflect (A) amounts the billing party billed in error or credits it gave in the ordinary course of business to Source Subscribers, and (B) amounts the billing party was unable to collect from Source Subscribers.

         (b) Sales Commission and Fee.

                  (i) Sales Commission. For each subscription to a Source Service sold to a Telerate Subscriber by a salesperson working for Telerate or an Authorized Distributor outside the Americas Region, Source shall pay to Telerate an amount equal to the first month's fee charged to the Source Subscriber ("Sales Commission"). The payment of the Sales Commission shall be in lieu of any amounts that otherwise would be payable under subsection (a) of this
Section 5 for the first month of such subscription. The preceding provision shall not be deemed to increase Telerate's obligations to market and promote subscriptions to the Source Services set forth in Section 3(a).

                  (ii) Subscription Charge Increase Fee. If Source increases the fee to subscribe to any of the Source Services in Japan (the "Japan Charges"), Source shall pay to Telerate in respect of such increase a fee (the "Subscription Charge Increase Fee") equal to the amount of one month's increase in Japan Charges. The fee due

   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

under this clause (ii) shall be in addition to, and not in lieu of, all other fees due under this Agreement.

         (c) Payment. Within sixty (60) days after the end of each calendar quarter falling fully or partially within the term of this Agreement, each party shall deliver to the other a report showing the Subscription Receipts for such quarter, the fee due Telerate in respect thereof and the Sales Commissions and Subscription Charge Increase Fees due Telerate and the amounts due Source, together with a check payable to the other party for the ***********. All payments shall be made in U.S. Dollars.

         (d) Records. Each party shall maintain complete and accurate books and records (collectively, the "Records") with respect to all amounts it billed to Source Subscribers in respect of subscriptions to the Source Services and any adjustments thereto made pursuant to subsection (a) of this Section 5 and all Sales Commissions and all Subscription Charge Increase Fees due from Source. Each party shall have the right upon at least thirty (30) days' prior written notice to inspect the Records of the other during normal business hours no more frequently than twice per year. All information gained by the inspecting party from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the accuracy of the computation of the amounts due hereunder.

6.       Copyright.

         Source represents and warrants to Telerate that Source or its licensors own the Source Services and the copyrights thereto, and that Source has the right to authorize

Telerate to distribute the Source Services under this Agreement. Telerate agrees it is not acquiring under this Agreement any proprietary interest in the Source Services and agrees not to challenge the claim of Source or its licensors to the ownership of the Source Services and the copyrights thereto. Telerate agrees to implement reasonable measures requested by Source to make the copyright claim of Source or its licensors known to Source Subscribers and to assist Source, at Source's expense, in Source's defense or prosecution of any copyright infringement claim.

7.       Indemnification.

         (a) By Source. In the event any claim is brought by any third party against Telerate that relates to, arises out of or is based upon the Source Services or the failure of Source to comply with any law, rule or regulation (including, without limitation, the Investment Advisers Act of 1940 or the Commodity Exchange Act), Telerate shall promptly notify Source, and Source shall defend such claim at Source's expense and under Source's control. Source shall indemnify and hold harmless Telerate against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim whether or not such claim is successful. Telerate shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Source shall not be required to pay any settlement amount that it has not approved in advance.

         (b) By Telerate. In the event any claim is brought by any third party against Source that relates to, arises out of or is based upon any error, delay or other event caused by Telerate in transmitting the Source Services, Source shall promptly notify Telerate, and Telerate shall defend such claim at Telerate's expense and under Telerate's control. Telerate shall indemnify and hold harmless Source against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim, whether or not such claim is successful. Source shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Telerate shall not be required to pay any settlement amount that it has not approved in advance.

8.       Term; Termination.

         (a) Term. The initial term of this Agreement shall commence as of the date hereof and shall terminate on December 31, 1996 (the "Initial Term"). The term of this Agreement shall automatically be extended for one or more periods of two years (a "Renewal Term"), unless either party sends to the other written notice of its election not to renew at least ninety (90) days prior to the end of the Initial Term, or any Renewal Term, as the case may be. The term of this Agreement shall also be extended in the event Telerate exercises its option under subsection (e) of this Section 8.

         (b) Default. If either party shall default in the performance of or compliance with any provision contained in this Agreement and such default shall not have been cured within thirty (30) days after written notice thereof shall have been given to the appropriate party, the party giving such notice may then give further written notice to such other party terminating this Agreement, in which event this Agreement and any other rights granted hereunder shall terminate on the date specified in such further notice.

         (c) Change in Control. If there occurs during the term hereof any change in the control of either party, as defined below, then the other party may terminate this Agreement upon at least twenty (20) days' prior written notice to the other. A change in the control of a party shall be deemed to have occurred upon a change in the possession of the ultimate power to, directly or indirectly, direct or cause the direction of the management or the policies of such party, whether through the ownership of voting securities, by contract or otherwise.

         (d) Insolvency. In the event that either party hereto shall be adjudged insolvent or bankrupt, or upon the institution of any proceedings by it seeking relief, reorganization or arrangement under any laws relating to insolvency, or if an involuntary petition in bankruptcy is filed against such party and said petition is not discharged within sixty (60) days after such filing, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its assets, or upon the liquidation, dissolution or winding up of its business (an "Event of Bankruptcy"), then the party involved in any such Event of Bankruptcy shall immediately give notice thereof to the other party, and the other party at its option may terminate this Agreement upon written notice.

         (e) Telerate's Option to Extend Term. If Source exercises its right to not renew the Agreement pursuant to subsection (a) of this Section 8, Telerate shall have the option, exercisable by giving written notice to Source only during the forty-five (45) day period following Telerate's receipt of Source's notice given pursuant to such subsection (a), to extend the term of this Agreement for one year (the "Option Year"). During the Option Year, Source shall have the right to itself distribute, or to permit a third party to distribute, one or more of the Source Services. Regardless of whether Source exercises such right, for the Option Year Telerate shall be entitled to a fee determined in accordance with
Section 5(a)(i).

9.       Miscellaneous.

         (a) Notices. All notices hereunder shall be in writing and shall be delivered in person, or sent by overnight courier service, to the address of the party set forth below, or to such other addresses as may be stipulated in writing by the parties pursuant hereto. Unless otherwise provided, notice shall be effective on the date it is officially recorded as delivered.

                  (i)      If to Telerate, to:

                           Telerate Systems Incorporated
                           200 Liberty Street
                           New York, NY  10281

                           Attention:  President

                           with a copy to:

                           Telerate Systems Incorporated
                           200 Liberty Street
                           New York, NY  10281

                           Attention:  Legal Department

                  (ii)     If to Source, to:

                           McCarthy Crisanti & Maffei, Inc.
                           71 Broadway
                           New York, NY  10006

                           Attention:  President

                           with a copy to:

                           Van Kampen Merritt Holdings Corp.
                           One Parkview Plaza
                           Oakbrook Terrace, IL  60181

                           Attention:  General Counsel

         (b) Amendment; Assignment. This Agreement may not be amended except by written instrument executed by Source and Telerate. Neither party may assign this Agreement to any third party, other than an affiliate, without the prior written consent of the other. Any assignment of this Agreement to an affiliate shall not relieve the assigning party of any of its obligations or liabilities under this Agreement.

         (c) Survival of Certain Provisions. Notwithstanding the termination of this Agreement, those provisions of this Agreement that by their nature are intended to survive such termination shall survive, including without limitation, the provisions of Sections 7 and 9.

         (d) Consequential Damages. Except pursuant to Section 7, neither party shall be liable for any consequential, indirect, incidental or special damages, even if advised of the possibility of such damages.

         (e) Force Majeure. Performance by either party under this Agreement shall be subject to and shall be excused to the extent that it shall be rendered impossible by any event, condition or occurrence beyond the reasonable control of such party.

        (f) Entire Agreement. This Agreement contains the entire understanding of the parties on the subject hereof and terminates and supersedes all previous verbal and written agreements on such subject including without limitation the Agreement dated March 24, 1986 between the parties.

         (g) Relationship of the Parties. This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties and neither party nor any of its directors, officers, employees or agents shall, by virtue of the performance of their obligations under this Agreement, be deemed to be an employee of the other.

         (h) "Affiliate" Defined. For purposes of this Agreement, the term "affiliate" and its derivatives shall mean, with respect to any individual or entity, any other individual or entity directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such individual or entity. The term "control" and its derivatives, as used in the immediately preceding sentence, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law principles thereof.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the 11th day of February, 1992, to be effective as of the date first above written.

McCARTHY CRISANTI & MAFFEI, INC.            TELERATE SYSTEMS INCORPORATED


By: /s/ Lindely B. Richert                  By: /s/ William R. Clabby
    ------------------------------              ------------------------------
    Name:  LINDLEY B. RICHERT                   Name:  WILLIAM R. CLABBY
    Title: PRESIDENT                            Title: SENIOR VICE PRESIDENT

                                Index to Exhibits



             Name                            Description
             ----                            -----------
             A                           Description of Source Services

             B                           Telerate's Option to Distribute New Source Services

             C                           "Non-Chargeable" Telerate Equipment and Services

             D                           Contacts for Approval of Promotional Materials

             E                           Source's Service Agreement

                                    Exhibit A

                                 Source Services



     Name                                                   Description
     ----                                                   -----------
CurrencyWatch                                    A foreign exchange market forecasting and
(Index Page 23300)                               analysis system combining live 24 hour
                                                 fundamental and technical analysis presented
                                                 as both commentary and live technical
                                                 trading pages, together with comprehensive
                                                 live EMS analysis.

YieldWatch                                       Addresses European and Asia Pacific fixed
(Index Page 7870)                                income bond and futures markets.  Information
                                                 is presented as live commentary, technical trading
                                                 blotters and spread analysis, together with
                                                 regional market briefings.

MoneyWatch                                       Provides 24 hour fundamental and technical
(Index Page 7900)                                analysis of US Treasury, Agency and money
                                                 market securities. The service combines live
                                                 commentary and technical trading analysis with
                                                 detailed forecasts and analysis of the US economy.

CorporateWatch                                   Principally provides rapid and comprehensive
(Index Page 7850-1)                              information on corporate securities, private
                                                 placements, equities and mortgage and
                                                 derivative product new issues.

                                                                       Exhibit B

               Telerate's Option to Distribute New Source Services


         If, at any time during the term of this Agreement, Source desires to electronically distribute, by itself or through a third party, a New Source Service, as defined in Section 1(c), Source shall give a written notice to Telerate that describes (i) the nature of such New Source Service and (ii) whether Source desires to grant Telerate exclusive or non-exclusive distribution rights with respect to such New Source Service. Whenever Source gives such written notice, Telerate shall notify Source in writing, within twenty-one (21) days following delivery of such written notice, whether it has the technical capability to deliver the New Source Service under the then-current Telerate delivery systems. If Telerate notifies Source that it has such capability, Telerate shall have the option, exercisable by giving written notice to Source within forty-five (45) days following the delivery of Source's notice, to agree to distribute such New Source Service under the terms and conditions of this Agreement (including the modifications set forth in this Exhibit B). If Telerate fails to notify Source that it has the technical capability to deliver the New Source Service under then-current Telerate delivery systems, then, subject to the terms of the following paragraph, Source may distribute such New Source Service and such distribution shall not be deemed an exercise of Source's option under Section 1(b)(ii).

         If Telerate fails to advise Source within such twenty-one (21) day period that it has the capability to deliver the New Source Service under the then-current Telerate delivery systems or if Telerate fails to exercise its option within such forty-five (45) day period, and if distribution of such New Source Service does not commence within the ninety (90) day period following the expiration of such twenty-one (21) or forty-five (45) day period (whichever is applicable), proposals by Source to electronically distribute such New Source Service shall again become subject to the provisions of this Agreement.

                                                                       Exhibit C

                "Non-Chargeable" Telerate Equipment and Services


                                  See Attached


                  In addition to the Equipment and Services described in the attachment to this Exhibit C, Telerate shall provide to Source one subscription to the Telerate Digital Page Feed (current capacity for 32 workstations) on the terms set forth below:

         1. Telerate will charge Source a fee of $650 per month for such subscription. This fee does not include communications charges (currently $350 per month), which Source shall pay. Telerate shall have the right to raise the communications charge to Source in the same amount it increases such charge to other TDPF customers and at the same time it imposes such increases on them.

         2. Source will be responsible for paying all applicable optional service and exchange fees.

         3. Source agrees to comply with all terms of the TDPF subscriber agreement other than those modified by the terms of this Agreement (including this Exhibit C).

         4. Telerate has the right to review these terms during the first six months after the TDPF line is installed at Source's premises to ensure that Telerate's applicable costs are covered. If Telerate finds that its applicable costs are not being covered, it has the right to so notify Source in writing within thirty (30) days after the end of such six (6) month period. If Source receives such a notice, it agrees to reopen discussions with Telerate on this point, although Telerate agrees that Source shall have no obligation to accept any other arrangement.

                                                                   Attachment to
                                                                       Exhibit C


            Account No.                                ID No.                      Comments
            -----------                                ------                      --------
              331689                                  37-029-06                 Standard System

              331689                                  37-029-05                 Standard System

              334086                                  09-122-00                 ESIP

              338763                                  30-246-00                 ESIP

              330562                                  37-029-04                 Standard System - Charge
                                                                                for 23" monitor

              335862                                  37-029-03                 Standard System - Charge
                                                                                for printer

              338763                                  08-124-00                 ESIP

              330562                                   22-64-11                 Standard System

Two additional ESIP lines will be provided.

                                                                       Exhibit D


                 Contacts for Approval of Promotional Materials


For Telerate:

                  Mr. James Ambrosio
                  Telerate Systems Incorporated
                  Harborside Financial Center
                  600 Plaza Two
                  Jersey City, NJ  07311-3992
                  Telephone #201-309-4007
                  Facsimile #201-860-4181

For Source:

                  Mr. Jay Miller
                  McCarthy Crisanti & Maffei, Inc.
                  71 Broadway
                  New York, NY  10006
                  Telephone #212-509-5800
                  Facsimile #212-509-7389


Either party may change its designated "contact" person by giving written notice to the other.

                                                                       Exhibit E


                           Source's Service Agreement


                                  See Attached

                                                                   ATTACHMENT TO
                                                                   EXHIBIT E

McCarthy, Crisanti & Maffei Inc. (MCM)
Subscription for Electronic Information and Research Services

This Subscription Agreement (the "Agreement") made this ____ day of __________, 19__ (the "Effective Date") by and between McCarthy, Crisanti & Maffei Inc. (hereinafter "MCM"), a New York corporation having offices at 71 Broadway, New York, New York, 10006 and ________________________ (hereinafter "customer").

1.       Services

         Customer subscribes to, and MCM agrees to provide, the services ("Services") set out on the attached Supplement(s), Number(s) _____________ upon the terms and conditions set out below.

2.       Terms of Subscription; Fee

         The subscription term for each Service shall be set forth on the relevant Supplement(s). The term of this Agreement shall be from the "Effective Date" until the expiration of the last expiring subscription. For the Services provided by MCM, Customer agrees to pay MCM the subscription fee indicated. Fees charged upon the renewal of any subscription shall be those set forth on MCM's then current price lists. All subscription fees shall be paid in advance at the commencement of the subscription term. Customer shall also pay in addition to any subscription fee, any tax, however characterized, arising out of this subscription other than net income taxes on MCM.

3.       Renewal

         Each Service, and term thereof, shall automatically continue for a term equal in length to the original term, unless either party gives the other, not less than sixty (60) days written notice prior to the end of the term of that Service. Any new term shall be governed by the terms and conditions of this Agreement, except for price, which shall be determined from MCM's then current price list.

4.       Information Provided

         Services are for the sole use of Customer. Customer will not (without MCM's prior written consent) duplicate or reproduce (except for use by its own employees at the above location) any information including (but not limited to) reports, data, ratings, documentation made known, sent or otherwise transmitted by MCM under this Agreement or any Service. But, Customer may publish, without such consent, such analyses and reports of the Services in amounts which in the aggregate are totally insignificant relative to that portion of the report, rating or documentation containing the information, and so long as no fee is charged for such analyses and reports. Customer acknowledges that all such matter is and shall remain the sole property of MCM, and that MCM is the sole owner of all copyright and other Commercial property rights therein. The obligations of Customer under this Paragraph 4 shall survive termination of this Subscription Agreement for any reason and shall be enforceable by injunctive or other equitable relief. If Customer makes any permitted use of any information described in this Paragraph, Customer shall credit MCM as the source of such information.

5.       Termination for Non Payment of Fees, Insolvency or Violation of
         Paragraph 4

         Customer's failure to pay any fee or installment thereof, within thirty
(30) days after the date set for such payment or Customer's violation of paragraph 4 therein, shall entitle MCM, in addition to its other remedies at law or in equity, to terminate all or any Service(s) and/or this Agreement. If Customer becomes insolvent, has a receiver appointed over all or any of its assets, or enters into any form of liquidation this Agreement will terminate automatically, without prejudice to MCM's right to claim for payments which have become due and payable at the time of termination.

6.       Exclusion of Warranties and Liability

         MCM MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE SERVICES, INCLUDING (BUT NOT LIMITED TO) THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. MCM shall not be liable to Customer, for any loss or damage claimed to have resulted from MCM's supply or customer's use of the Services, except for direct loss or damage resulting from MCM's gross negligence or willful default. MCM shall not be liable for (1) indirect, consequential or incidental damages arising from any Subscription, including any claim related to timeliness of deliveries of Services or the quality or accuracy of information upon which a Service is based, (2) any claim that arose more than (1) year prior to the institution of suit therefor, or (3) any claim arising from causes beyond MCM's reasonable control. MCM's maximum liability for any and all causes shall, in the aggregate, not exceed the amount paid by Customer for the Services during the initial term of this Agreement.

7.       Assignment

         MCM shall not assign this Agreement without the prior written consent of Customer. Customer shall not assign this Agreement without the prior written consent of MCM.

8.       Force Majeur

         MCM excludes liability for any direct or consequential loss or damage to Customer which results from interruption or loss of the Services due to acts and events beyond MCM's control.

9.       Disclosure

         Pursuant to the provisions of the Investment Advisers Act of 1940, MCM offers to supply Customer with Part II of the Form ADV upon written request of Customer.

10.      Miscellaneous

         This Agreement and Supplement(s) hereto constitute the entire and final written expression of all terms and said agreement. No modification or amendments shall be made or effective unless they are writing and signed by the parties. The Agreement and Supplement(s) shall be governed by the laws of the State of New York.


         IN WITNESS WHEREOF, the parties or their duly authorized representative have hereunto set their hands on the day and year first above written.

                                  McCARTHY, CRISANTI & MAFFEI, INC.

                                           By:_________________________________

                                           Title:_______________________________

                                           Date:_______________________________

                                  CUSTOMER

                                           By:_________________________________

                                           Title:_______________________________

                                           Date:_______________________________

                                                 Number _________

                                                 Term ___________


Supplement to
McCarthy, Crisanti & Maffei, Inc.
Subscription for Electronic Information and Research Services

This Supplement between McCarthy, Crisanti & Maffei, Inc. (MCM) and the Customer (as set forth on the Subscription for Electronic Information and Research Services) represent those Services subscribed to by the Customer and to be provided by MCM, subject to the terms and conditions set forth in the Subscription Agreement.

Dated___________________


                                                     Services                   Annual Fee
                                                     --------                   ----------

Total:

Additional Locations/Departments:_____________________________________________

______________________________________________________________________________

______________________________________________________________________________


                                  McCARTHY, CRISANTI & MAFFEI, INC.

                                           By:_________________________________

                                           Title:_______________________________

                                           Date:_______________________________

                                  CUSTOMER______________________________

                                           By:_________________________________

                                           Title:_______________________________

                                           Date:_______________________________